                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                               JPMORGAN CHASE BANK
                                       AND
                              SCHRODER SERIES TRUST

                      THIRD AMENDED AND RESTATED EXHIBIT B

                             Portfolios of the Trust

Schroder U.S. Small and Mid Cap Opportunities Fund
Schroder Municipal Bond Fund
Schroder Short-Term Municipal Bond Fund
Schroder U.S. Core Fixed Income Fund
Schroder Enhanced Income Fund

Signed by:

For and on Behalf of
JPMORGAN CHASE BANK

By:
    --------------------------------
Name:
Title:

For and on behalf of
SCHRODER SERIES TRUST, separately on behalf of each Portfolio above

By:
    --------------------------------
Name:
Title:

Dated: July ___, 2005